UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

VERISK ANALYTICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the holders of Class A common stock and Class B common stock of Verisk Analytics, Inc. (the “Company”) for a vote at the 2010 Annual Meeting of Stockholders held on June 16, 2010:

1.	The election of four members of the Board of Directors; and

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2010.

The results of such votes were as follows:

1. The Company’s stockholders elected each of the four nominees to the Board of Directors for a three year term by the following votes:

Class A Directors

	Number of Votes	Number of Votes	Number of Broker
Name of Nominee	For	Withheld	Non-Votes

John F. Lehman, Jr.	102,978,529	4,765,173	4,594,646
Andrew G. Mills	106,596,666	1,147,036	4,594,646
Arthur J. Rothkopf	106,555,704	1,187,998	4,594,646

Class B Director

	Number of Votes	Number of Votes	Number of Broker
Name of Nominee	For	Withheld	Non-Votes

Constantine P. Iordanou	45,443,895	0	0

2. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2010 by the following vote:

Number of Votes	Number of Votes	Number of Votes	Number of Broker
For	Against	Abstaining	Non-Votes
157,035,544	659,216	87,483	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: June 18, 2010	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Senior Vice President, General Counsel and Corporate Secretary